Exhibit 23.1

MOEN AND COMPANY
CHARTERED ACCOUNTANTS
Member:
Canadian Institute of Chartered Accountants	Securities Commission Building
Institute of Chartered Accountants of British Columbia	PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)	Suite 1400 B 701 West Georgia Street
Vancouver, British Columbia
Registered with:	Canada V7Y 1C6
Public Company Accounting Oversight Board (USA) (PCAOB)	Telephone: (604) 662-8899
Canadian Public Accountability Board (CPAB)	Fax: (604) 662-8809
Canada - British Columbia Public Practice Licence	Email: moenca@telus.net

August 24, 2005

SEC File Number
333-124181

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 22, 2005 covering the audited financial statements of AGA Resources, Inc. as at June 30, 2005 and for the period from the date of inception on December 15, 2004 to June 30, 2005 included in the Registration Statement on Form SB-2 and related Prospectus of AGA Resources, Inc. for the registration of shares of its common stock.

Yours very truly,
MOEN AND COMPANY,
Chartered Accountants

"Moen and Company"
("Signed")
_________________________
Moen and Company

Dated July 21, 2005